UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2009

AQUAMER MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-52327	04-3516924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Merrimack Street, Bldg. 5

Lawrence, MA 01843

(Address of principal executive offices) (Zip Code)

781-389-9703

(Registrant’s telephone number, including area code)

510 Turnpike Street

North Andover, MA 01845

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangement Of Certain Officers.

On June 24, 2009, Steven Preiss resigned as a member of the board of directors of Aquamer Medical Corp. (the “Corporation”). There were no known disagreements between Mr. Preiss and the Corporation on any matter relating to the Corporation’s operations, policies or practices. After his resignation, pursuant to the Corporation’s By-laws, the remaining member of the board of directors, Marshall Sterman, increased the size of the board to three members, and elected two new directors, Ivan Berkowitz and Michael O’Hara, to fill the vacancies on the board created by Mr. Preiss’ resignation and the increase in the size of the board.

Michael J. O’Hara, age 52, has been involved in the field of technology since 1984. He currently services as a Systems Engineer Director overseeing the 1,500 person, $4 billion dollar Advanced EHF Program for Lockheed-Martin Space Systems. In January 2008, he was delegated Deputy Program Manager with responsibilities for the entire program. Mr. O’Hara has been with Lockheed since 2002 in various scientific/management positions involving the U.S. government’s defense meteorological space satellite programs. Mr. O’Hara joined NetCurrents Information Services, Inc. in 2000 as a Vice-President of Technical Operations, where he was in charge of a 30 person staff responsible for programming NetCurrents’ technology and the development of new applications. Prior to joining NetCurrents, Mr. O’Hara spent from 1984–2000 with Hughes Aircraft Company in various technical and management positions. Mr. O’Hara holds a BS, Physics (Magna Cum Laude), University of Massachusetts, MS, Physics, University of Illinois, and MS, Computer Science, University of Illinois.

Ivan Berkowitz, PhD, age 63, has over 30 years of professional experience in the financial and real estate markets, he has acted as an international and corporate advisor on matters that pertain to corporate structure and governance, transfer pricing, EEC anti-trust law, mergers and international syndication. Since 2003 he has been Chairman of Great Court Capital, a merchant banking firm managing investments for high net worth angels, hedge funds, and institutions. He is a Board Member of the National Council on Economic Education, on the Board of Trustees of Yeshiva University, and a Life Member of the Cambridge Union. Dr. Berkowitz has a PhD In International Law from Cambridge University, an MBA in Finance from Baruch College and a BA in Economics from Brooklyn College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquamer Medical Corp.
(Registrant)

Date: June 26, 2009
/s/ Marshall Sterman
(Signature)

Name: Marshal Sterman
Title: President & Chief Executive Officer